Exhibit 99.1
The Home Depot Announces Fourth Quarter & Fiscal 2013 Results; Increases Quarterly Dividend By 21 Percent And Provides Fiscal Year 2014 Guidance

ATLANTA, February 25, 2014 -- The Home Depot®, the world's largest home improvement retailer, today reported that comparable store sales for the fourth quarter of fiscal 2013 increased 4.4 percent, and comp sales for U.S. stores were positive 4.9 percent.

Total sales for the fourth quarter of fiscal 2013 were $17.7 billion, a 3.0 percent decrease from the fourth quarter of fiscal 2012. The fourth quarter of fiscal 2013 consisted of 13 weeks compared with 14 weeks of sales in the fourth quarter of fiscal 2012. The 14th week added approximately $1.2 billion in sales for the fourth quarter and fiscal year in 2012. Excluding the additional week in 2012, sales for the fourth quarter were up 3.9 percent from the prior year.

Net earnings for the fourth quarter of fiscal 2013 were $1.0 billion, or $0.73 per diluted share, compared with net earnings of $1.0 billion, or $0.68 per diluted share, in the same period of fiscal 2012, reflecting a 7.4 percent increase in diluted earnings per share. The 14th week in the fourth quarter of fiscal 2012 increased earnings per diluted share by approximately $0.07 in the fourth quarter and fiscal year in 2012. Excluding the 14th week in the prior year, earnings per diluted share increased by 19.7 percent in the fourth quarter of fiscal 2013.

Fiscal 2013

Sales for fiscal year 2013 were $78.8 billion, an increase of 5.4 percent from fiscal year 2012. Excluding the 53rd week in the prior fiscal year, sales for fiscal year 2013 increased 7.2 percent from fiscal 2012. Total company comparable store sales for fiscal year 2013 increased 6.8 percent, and comp sales for U.S. stores were positive 7.5 percent for the year.

Earnings per diluted share in fiscal year 2013 were $3.76, compared to $3.00 per diluted share in fiscal year 2012, an increase of 25.3 percent. Excluding the 53rd week in the prior fiscal year, earnings per diluted share increased by 28.3 percent.

“In 2013, we posted our strongest comp sales growth in 14 years as solid execution and the recovering housing market aided our performance,” said Frank Blake, chairman & CEO. “I’d like to thank our associates for their hard work and commitment to our customers.”

Dividend Increase

The Company today announced that its board of directors declared a 21 percent increase in its quarterly dividend to $0.47 cents per share. “As a testament to our commitment to create value for our shareholders, the board increased the dividend for the fifth time in as many years,” said Blake. “Increasing the dividend reflects our continued strategy to target a dividend payout ratio of 50 percent.” The dividend is payable on March 27, 2014, to shareholders of record on the close of business on March 13, 2014. This is the 108th consecutive quarter the Company has paid a cash dividend.
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Fiscal 2014 Guidance

The Company provided the following guidance for fiscal year 2014:

•	Sales growth of approximately 4.8 percent

•	Comparable store sales growth of approximately 4.6 percent

•	Seven new stores

•	Flat gross margin

•	Operating margin expansion of approximately 70 basis points

•	Tax rate of approximately 37 percent

•	Share repurchases of approximately $5 billion

•	Diluted earnings-per-share growth after anticipated share repurchases of approximately 16.5 percent to $4.38

•	Capital spending of approximately $1.5 billion

•	Depreciation and amortization of approximately $1.8 billion

•	Cash flow from the business of approximately $8.8 billion

The Home Depot will conduct a conference call today at 9 a.m. ET to discuss information included in this news release and related matters. The conference call will be available in its entirety through a webcast and replay at earnings.homedepot.com.

At the end of the fourth quarter, the Company operated a total of 2,263 retail stores in all 50 states, the District of Columbia, Puerto Rico, U.S. Virgin Islands, Guam, 10 Canadian provinces and Mexico. The Company employs more than 300,000 associates. The Home Depot's stock is traded on the New York Stock Exchange (NYSE: HD) and is included in the Dow Jones industrial average and Standard & Poor's 500 index.

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To provide clarity, internally and externally, about the Company's operating performance for recently completed fiscal periods, the Company has supplemented its reporting with non-GAAP financial measures to reflect the impact of the closing of seven stores in China in fiscal 2012. The Company believes that these non-GAAP financial measures better enable management and investors to understand and analyze the Company's performance by providing them with meaningful information relevant to events of unusual nature or frequency that impact the comparability of underlying business results from period to period. However, this supplemental information should not be considered in isolation or as a substitute for the related GAAP measures. A reconciliation of the non-GAAP financial measures to the comparable GAAP measures can be found attached to this press release and at http://earnings.homedepot.com.

Certain statements contained herein constitute “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements may relate to, among other things, the demand for our products and services, net sales growth, comparable store sales, state of the economy, state of the residential construction, housing and home improvement markets, effects of

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competition, state of the credit markets, including mortgages, home equity loans and consumer credit, inventory and in-stock positions, commodity price inflation and deflation, implementation of store, interconnected retail and supply chain initiatives, continuation of share repurchase programs, net earnings performance, earnings per share, dividend targets, capital allocation and expenditures, liquidity, return on invested capital, management of relationships with our suppliers and vendors, stock-based compensation expense, the effect of accounting charges, the effect of adopting certain accounting standards, the ability to issue debt on terms and at rates acceptable to us, store openings and closures, expense leverage, guidance for fiscal 2014 and beyond and financial outlook. Forward-looking statements are based on currently available information and our current assumptions, expectations and projections about future events. You should not rely on our forward-looking statements. These statements are not guarantees of future performance and are subject to future events, risks and uncertainties - many of which are beyond our control or are currently unknown to us - as well as potentially inaccurate assumptions that could cause actual results to differ materially from our expectations and projections. These risks and uncertainties include but are not limited to those described in Item 1A, “Risk Factors,” and elsewhere in our Annual Report on Form 10-K for our fiscal year ended February 3, 2013 and in our subsequent Quarterly Reports on Form 10-Q.

Forward-looking statements speak only as of the date they are made, and we do not undertake to update these statements other than as required by law. You are advised, however, to review any further disclosures we make on related subjects in our periodic filings with the Securities and Exchange Commission.

For more information, contact:
Financial Community	News Media
Diane Dayhoff	Stephen Holmes
Vice President of Investor Relations	Director of Corporate Communications
770-384-2666	770-384-5075
diane_dayhoff@homedepot.com	stephen_holmes@homedepot.com

THE HOME DEPOT, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF EARNINGS
FOR THE THREE MONTHS AND FISCAL YEARS ENDED FEBRUARY 2, 2014 AND FEBRUARY 3, 2013
(Unaudited)
(Amounts in Millions Except Per Share Data and as Otherwise Noted)

	Three Months Ended(1)		% Increase (Decrease)	Fiscal Year Ended(1)		% Increase (Decrease)
	February 2, 2014	February 3, 2013		February 2, 2014	February 3, 2013
NET SALES	$17,696	$18,246	(3.0)%	$78,812	$74,754	5.4%
Cost of Sales	11,504	11,880	(3.2)	51,422	48,912	5.1
GROSS PROFIT	6,192	6,366	(2.7)	27,390	25,842	6.0
Operating Expenses:
Selling, General and Administrative	4,024	4,217	(4.6)	16,597	16,508	0.5
Depreciation and Amortization	407	399	2.0	1,627	1,568	3.8
Total Operating Expenses	4,431	4,616	(4.0)	18,224	18,076	0.8
OPERATING INCOME	1,761	1,750	0.6	9,166	7,766	18.0
Interest and Other (Income) Expense:
Interest and Investment Income	(4)	(6)	(33.3)	(12)	(20)	(40.0)
Interest Expense	182	166	9.6	711	632	12.5
Other	—	—	—	—	(67)	(100.0)
Interest and Other, net	178	160	11.3	699	545	28.3
EARNINGS BEFORE PROVISION FOR INCOME TAXES	1,583	1,590	(0.4)	8,467	7,221	17.3
Provision for Income Taxes	570	569	0.2	3,082	2,686	14.7

NET EARNINGS	$1,013	$1,021	(0.8)%	$5,385	$4,535	18.7%

Weighted Average Common Shares	1,382	1,479	(6.6)%	1,425	1,499	(4.9)%
BASIC EARNINGS PER SHARE	$0.73	$0.69	5.8	$3.78	$3.03	24.8
Diluted Weighted Average Common Shares	1,391	1,491	(6.7)%	1,434	1,511	(5.1)%
DILUTED EARNINGS PER SHARE	$0.73	$0.68	7.4	$3.76	$3.00	25.3

	Three Months Ended(1)		% Increase (Decrease)	Fiscal Year Ended(1)		% Increase (Decrease)
SELECTED HIGHLIGHTS(2)	February 2, 2014	February 3, 2013		February 2, 2014	February 3, 2013
Number of Customer Transactions	316.0	329.1	(4.0)%	1,390.6	1,364.0	1.9%
Average Ticket (actual)	$56.08	$55.46	1.1	$56.78	$54.89	3.4
Sales per Square Foot (actual)	$300.29	$294.75	1.9	$334.35	$318.63	4.9
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(1)
The three months ended February 2, 2014 includes 13 weeks and the three months ended February 3, 2013 includes 14 weeks. The fiscal year ended February 2, 2014 includes 52 weeks and the fiscal year ended February 3, 2013 includes 53 weeks. The additional week included in the three months and fiscal year ended February 3, 2013 added approximately $1.2 billion in Net Sales and $0.07 in Diluted Earnings per Share.

(2)
The additional week included in the three months and fiscal year ended February 3, 2013 increased customer transactions by approximately 21 million for both the three months and fiscal year ended February 3, 2013, positively impacted average ticket by approximately $0.21 and $0.06 for the three months and fiscal year ended February 3, 2013, respectively, and positively impacted sales per square foot by approximately $5.07 and $5.51 for the three months and fiscal year ended February 3, 2013, respectively.

THE HOME DEPOT, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF EARNINGS ITEMS EXCLUDING CERTAIN ADJUSTMENTS (NON-GAAP)
FOR THE THREE MONTHS AND FISCAL YEAR ENDED FEBRUARY 3, 2013
(Unaudited)
(Amounts in Millions Except Per Share Data)

	Three Months Ended February 3, 2013(1)
	Actuals	China Store Closings(2)	As Adjusted (Non-GAAP)
Gross Profit	$6,366	$—	$6,366
Selling, General and Administrative	4,217	(20)	4,237
Operating Income	1,750	20	1,730
Net Earnings	1,021	20	1,001
Diluted Earnings per Share	$0.68	$0.01	$0.67

	Fiscal Year Ended February 3, 2013(1)
	Actuals	China Store Closings(2)	As Adjusted (Non-GAAP)
Gross Profit	$25,842	$(10)	$25,852
Selling, General and Administrative	16,508	135	16,373
Operating Income	7,766	(145)	7,911
Net Earnings	4,535	(145)	4,680
Diluted Earnings per Share	$3.00	$(0.10)	$3.10

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(1)	The three months ended February 3, 2013 includes 14 weeks and the fiscal year ended February 3, 2013 includes
53 weeks.

(2)	Adjustments are related to the closing of seven stores in China.

THE HOME DEPOT, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
AS OF FEBRUARY 2, 2014 AND FEBRUARY 3, 2013
(Unaudited)
(Amounts in Millions)

	February 2, 2014	February 3, 2013
ASSETS
Cash and Cash Equivalents	$1,929	$2,494
Receivables, net	1,398	1,395
Merchandise Inventories	11,057	10,710
Other Current Assets	895	773
Total Current Assets	15,279	15,372
Property and Equipment, net	23,348	24,069
Goodwill	1,289	1,170
Other Assets	602	473
TOTAL ASSETS	$40,518	$41,084

LIABILITIES AND STOCKHOLDERS’ EQUITY
Accounts Payable	$5,797	$5,376
Accrued Salaries and Related Expenses	1,428	1,414
Current Installments of Long-Term Debt	33	1,321
Other Current Liabilities	3,491	3,351
Total Current Liabilities	10,749	11,462
Long-Term Debt, excluding current installments	14,691	9,475
Other Long-Term Liabilities	2,556	2,370
Total Liabilities	27,996	23,307
Total Stockholders’ Equity	12,522	17,777
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$40,518	$41,084

THE HOME DEPOT, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
FOR FISCAL YEARS ENDED FEBRUARY 2, 2014 AND FEBRUARY 3, 2013
(Unaudited)
(Amounts in Millions)

	Fiscal Year Ended(1)
	February 2, 2014	February 3, 2013
CASH FLOWS FROM OPERATING ACTIVITIES:
Net Earnings	$5,385	$4,535
Reconciliation of Net Earnings to Net Cash Provided by Operating Activities:
Depreciation and Amortization	1,757	1,684
Stock-Based Compensation Expense	228	218
Changes in Working Capital and Other	258	538
Net Cash Provided by Operating Activities	7,628	6,975
CASH FLOWS FROM INVESTING ACTIVITIES:
Capital Expenditures	(1,389)	(1,312)
Payments for Businesses Acquired, net	(206)	(170)
Proceeds from Sales of Property and Equipment	88	50
Net Cash Used in Investing Activities	(1,507)	(1,432)
CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from Long-Term Borrowings, net of discount	5,222	—
Repayments of Long-Term Debt	(1,289)	(32)
Repurchases of Common Stock	(8,546)	(3,984)
Proceeds from Sales of Common Stock	241	784
Cash Dividends Paid to Stockholders	(2,243)	(1,743)
Other Financing Activities	(37)	(59)
Net Cash Used in Financing Activities	(6,652)	(5,034)
Change in Cash and Cash Equivalents	(531)	509
Effect of Exchange Rate Changes on Cash and Cash Equivalents	(34)	(2)
Cash and Cash Equivalents at Beginning of Period	2,494	1,987
Cash and Cash Equivalents at End of Period	$1,929	$2,494
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(1)	Fiscal year ended February 2, 2014 includes 52 weeks. Fiscal year ended February 3, 2013 includes 53 weeks.